                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          Healthcare Services Group, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                          Bensalem, Pennsylvania 19020


                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 2003

                              --------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May
27, 2003, at 10:00 A.M., for the following purposes:

          1. To elect seven directors;

          2. To approve an amendment to the Company's 2002 Stock Option Plan increasing the total number of shares of the Company's Common Stock available for issuance thereunder from 500,000 shares to 1,050,000 shares;

          3. To approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2003; and

          4. To consider and act upon such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on April 18, 2003 will be entitled to notice of and to vote at the Annual Meeting.

   Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.


                                       By Order of the Board of Directors


                                              DANIEL P. MCCARTNEY
                                           Chairman of the Board and
                                            Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 21, 2003

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                          Bensalem, Pennsylvania 19020


                              --------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 27, 2003

                              --------------------

   This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 27, 2003 at 10:00
A.M. At the Annual Meeting, the shareholders will consider the following proposals: (1) to elect seven directors; (2) to approve an amendment to the Company's 2002 Stock Option Plan (the "2002 Plan") increasing the total number of shares of the Company's Common Stock, $.01 par value (the "Common Stock") available for issuance thereunder from 500,000 shares to 1,050,000 shares; (3) to approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2003; and (4) to consider and act upon such other business as may properly come before the Annual Meeting.

   This Proxy Statement is being mailed to shareholders on or about April 21, 2003.

                           PROXIES; VOTING SECURITIES

   Only holders of Common Stock $.01 par value (the "Common Stock") of record at the close of business on April 18, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 11,210,521 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

   All shares that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

   A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

   All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS


   At the Annual Meeting, seven directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.

   The nominees are as follows:


                  Name, Age, Principal Occupations
                  for the past five years and Current
                 Public Directorships or Trusteeships                   Director
                 -------------------------------------                    Since
                                                                        --------
Daniel P. McCartney, 51, Chief Executive Officer and Chairman of the
  Board for more than five years.....................................     1977
Barton D. Weisman, 75, Chairman of the Board of Millennium Health
  Systems, LLC since 2002, successor company to H.B.A. Corporation and H.B.A. Management, Inc.; President and Chief Executive Officer
  of H.B.A. Corporation and H.B.A. Management, Inc., Florida based companies which own and/or manage nursing homes, for more than five
  years..............................................................     1983(2)
Joseph F. McCartney, 48, Divisional Vice President of the Company
  for more than five years; brother of Daniel P. McCartney...........     1983
Robert L. Frome, Esq., 65, Member of the law firm of Olshan Grundman
  Frome Rosenzweig & Wolosky LLP for more than five years; Director
  of NuCo2, Inc. and Paradigm Medical Industries, Inc................     1983
Thomas A. Cook, 57, President and Chief Operating Officer of the
  Company for more than five years...................................     1987
Robert J. Moss, Esq., 64, President, Moss Associates, a law firm,
  for more than five years...........................................     1992(1)(2)
John M. Briggs, CPA, 52, Partner of the certified public accounting
  firm of Briggs, Bunting & Dougherty, LLP for more than five years;.     1993(1)(2)

---------------
(1) Member of Stock Option and Compensation Committee.
(2) Member of Audit Committee.

   The Directors recommend a vote FOR all nominees.

                       BOARD OF DIRECTORS AND COMMITTEES


   The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met five times during the 2002 fiscal year. During 2002, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

   The Board of Directors has established an Audit and a Stock Option and Compensation committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2002 with respect to the Audit and Stock Option and Compensation committee are described below:

      AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs are currently members of the Audit Committee. Each of Messrs. Moss, Weisman and Briggs are independent Directors as such term is defined by Rule 4200(a)(15) of the Nasdaq Stock Market listing standards. Mr. Briggs has been designated the "audit committee financial expert" and he satisfies the attributes required of "audit committee financial experts" pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). The Audit Committee met five times during 2002. The report of Audit Committee for the fiscal year ended December 31, 2002 is included herein under "Audit Committee Report".

      STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee (composed of non-employee directors) recommends to the Board of Directors compensation for the Company's key employees and administers the Company's 2002 Plan, as well as the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997, and options which may be granted outside of such Plans. With respect to grants to employees under the 2002 Plan, the Stock Option and Compensation Committee (effective April 14, 2003 composed of Messrs. Briggs and Moss) has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. Each of Messrs. Briggs and Moss are Independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The Stock Option and Compensation Committee met twice during 2002.

   The Company does not have a nominating or an executive committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP


   The following table sets forth information as of April 18, 2003, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


                                                         Amount and
                                                          Nature of      Percent
Name and Beneficial Owner or Group (1)                   Beneficial         of
--------------------------------------                    Ownership       Class
                                                         ----------      -------
Lord, Abbett & Co. ..................................    1,319,209(2)      11.8%
Daniel P. McCartney .................................    1,173,918(3)      10.3%
Pequot Capital Management, Inc. .....................    1,041,100(4)       9.3%
Dimensional Fund Advisors Inc. ......................      742,308(5)       6.6%
Strong Capital Management, Inc ......................      618,644(6)       5.5%
Thomas A. Cook ......................................      343,694(7)       3.0%
Barton D. Weisman ...................................      113,285(8)       1.0%
Brian M. Waters .....................................       91,397(9)      (16)
Joseph F. McCartney .................................       81,297(10)     (16)
James L. DiStefano ..................................       42,112(11)     (16)
John M. Briggs ......................................       36,800(12)     (16)
Robert L. Frome .....................................       32,660(13)     (16)
Robert J. Moss ......................................       21,455(14)     (16)
Directors and Executive Officers as a group (11
persons) ............................................    1,987,213(15)     16.4%

---------------
(1) The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302. The address of Daniel P. McCartney is 3220 Tillman Drive, Suite 300, Bensalem, PA 19020. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880. The address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue 11th Floor, Santa Monica, CA 90401. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(2) According to a Schedule 13G filed by Lord, Abbett & Co., dated January 31, 2003, it has sole voting power and dispositive power with respect to the 1,319,209 shares.

(3) Includes incentive stock options to purchase 71,866 shares and nonqualified stock options to purchase 145,634 shares all exercisable within sixty days of April 18, 2003 and 6,403 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan. Also includes an aggregate of 2,500 shares that Mr. McCartney holds as a co-trustee for the benefit of his child. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and a principal shareholder of the Company.

(4) According to a Schedule 13G filed by Pequot Capital Management, Inc. dated February 14, 2003, it has sole voting power and dispositive power with respect to the 1,041,100 shares.

(5) According to a Schedule 13G filed by Dimensional, dated February 3, 2003, Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 742,308 shares of the Company's Common Stock as of December 31, 2002 all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) According to a Schedule 13G filed jointly by Strong Capital Management, Inc., and Richard S. Strong dated February 6, 2003, Strong Capital Management, Inc. and Richard Strong have shared dispositive power with respect to 618,644 shares (of which it has shared voting power with respect to 616,894 shares). Richard S. Strong is the Chairman of the Board of Strong Capital Management, Inc.

(7) Includes incentive stock options to purchase 82,378 shares and nonqualified stock options to purchase 252,622 shares all exercisable within sixty days of April 18, 2003 and 3,633 shares credited to Mr. Cook's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(8) Includes nonqualified stock options to purchase 32,435 shares, all exercisable within sixty days of April 18, 2003.

(9) Includes incentive stock options to purchase 65,873 shares and nonqualified stock options to purchase 20,127 shares, all exercisable within sixty days of April 18, 2003.

(10) Includes incentive stock options to purchase 64,837 shares and nonqualified stock options to purchase 15,163 shares, all exercisable within sixty days of April 18, 2003 and 1,297 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(11) Includes incentive stock options to purchase 37,655 shares and nonqualified stock options to purchase 2,095 shares, all exercisable within sixty days of April 18, 2003 and 1,579 shares credited to Mr. DiStefano's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(12) Includes nonqualified stock options to purchase 24,950 shares, all exercisable within sixty days of April 18, 2003.

(13) Includes nonqualified stock options to purchase 32,435 shares, all exercisable within sixty days of April 18, 2003.

(14) Represents nonqualified stock options to purchase 21,455 shares, all exercisable within sixty days of April 18, 2003.

(15) Includes 920,025 shares underlying options granted to said group of persons which includes presently exercisable options to purchase 50,500 shares held by executive officers who are not specifically identified in the Principal Stockholders and Management Ownership table above. All options are exercisable within sixty days of April 18, 2003. Also includes 12,912 shares credited to the accounts of certain executive officers (but unissued) in connection with the Company's Deferred Compensation Plan.

(16) Less than 1% of the outstanding shares.

Directors' Fees

   The Company paid each director who is not an employee of the Company $500 for each regular or committee meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non-employee directors to purchase an aggregate of 24,950 shares of Common Stock during the year ended December 31, 2002 pursuant to the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997.

                            MANAGEMENT COMPENSATION


Summary Compensation Table

   The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 2002 (the "Named Executive Officers").


                                                                                        Long Term Compensation
                                                                                  ----------------------------------
                                                                                          Awards             Payouts
                                                                                  -----------------------    -------
                                                    Annual Compensation
                                              --------------------------------                 Securities
                                                                                 Restricted    Underlying
       Name and Principal           Fiscal                        Other Annual      Stock       Options/      LTIP       All Other
            Positions                Year      Salary    Bonus    Compensation     Awards        SARs(1)     Payouts   Compensation
 --------------------------------   ------    --------   -----    ------------   ----------    ----------    -------   ------------
Daniel P. McCartney                  2002     $573,050     0        $35,443           0           25,000        0            0
 Chairman of the                     2001      501,163     0         32,743           0           50,000        0            0
 Board and Chief                     2000      489,201     0         32,641           0           25,000        0            0
 Executive Officer

Thomas A. Cook,                      2002     $573,050     0        $21,490           0           25,000        0            0
 President, Chief                    2001      501,163     0         14,314           0          137,500        0            0
 Operating Officer                   2000      489,201     0          6,675           0           25,000        0            0
 and Director

Brian M. Waters                      2002     $185,645     0        $15,663           0           10,000        0            0
 Vice President --                   2001      179,706     0         15,117           0           31,000        0            0
 Operations                          2000      164,000     0          8,700           0           10,000        0            0

James L. DiStefano                   2002     $158,173     0        $ 5,933           0           10,000        0            0
 Chief Financial Officer             2001      146,539     0          5,500           0           10,000        0            0
 and Treasurer                       2000      136,690     0          3,761           0            5,000        0            0

Joseph F. McCartney                  2002     $155,966     0        $14,425           0           10,000        0            0
 Divisional Vice                     2001      130,084     0         11,955           0           22,000        0            0
 President and Director              2000      139,737     0         12,155           0            8,000        0            0

---------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights).

                      EQUITY COMPENSATION PLAN INFORMATION


   The following table provides certain information with respect to all of the Company's equity compensation plans and grants made outside of any plans in effect as of April 18, 2003:



                                                                                                        Number of securities
                                           Number of securities to be      Weighted-average           remaining available for
                                             Issued upon exercise of      exercise price of         future issuance under equity
                                              outstanding options,       outstanding options,      compensation plans (excluding
                                               warrants and rights       warrants and rights    Securities reflected in column (a))
Plan Category                                          (a)                       (b)                            (c)
---------------------------------------    --------------------------    --------------------   -----------------------------------
Equity compensation plans approved
 by security holders...................             1,585,563(1)                $8.73                        1,088,466(2)
Equity compensation plans not
 approved by security holders..........                N/A                       N/A                            N/A
                                           --------------------------    --------------------   -----------------------------------
                                                    1,585,563                   $8.73                        1,088,466

---------------
(1) Represents shares of Common Stock issuable upon exercise of outstanding options granted under the 2002 Plan, 1996 Non-employee Director Stock Option Plan, as amended and restated as of October 28, 1997 (the "1996 Plan") or 1995 Incentive and Non-qualified Stock Option Plan (the "1995 Plan").

(2) Includes options to purchase 344,777 shares available for future grant under the Company's 2002 Plan, 1996 Plan or 1995 Plan. Also includes 713,180 and 30,509 shares available for issuance under the Company's 1999 Employee Stock Purchase Plan and 1999 Deferred Compensation Plan , respectively (collectively, the "1999 Plans"). Treasury shares will be issued under the 1999 Plans. In addition, if the proposal to approve the amendment to the 2002 Plan is approved, an additional 550,000 shares will be available for issuance.

Option Grants During 2002 Fiscal Year

   The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 2002.


                                                                                                                     Potential
                                                                                                                 Realizable Value
                                                                                                                    at Assumed
                                                                                                                  Annual Rates of
                                                                                                                    Stock Price
                                                                                                                 Appreciation for
                                                               Individual Grants                                  Option Term (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 % of Total
                                                                  Options
                                                     Options     Granted to     Exercise
                                                     Granted    Employees in      Price
                       Name                          (#) (2)    Fiscal Year    ($/Sh) (2)    Expiration Date       5%         10%
 -------------------------------------------------   -------    ------------   ----------    ---------------    --------   --------
Daniel P. McCartney ..............................    25,000        7.90%       $12.65 (3)    Dec. 13, 2012     $198,888   $504,021
Thomas A. Cook ...................................    25,000        7.90%        12.65 (3)    Dec. 13, 2012      198,888    504,021
Brian M. Waters ..................................    10,000        3.16%        12.65 (3)    Dec. 13, 2012       79,555    201,608
James L. DiStefano ...............................    10,000        3.16%        12.65 (3)    Dec. 13, 2012       79,555    201,608
Joseph F. McCartney ..............................    10,000        3.16%        12.65 (3)    Dec. 13, 2012       79,555    201,608

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the

     Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer for more than six months (based on the Fair Market Value of the Stock on the trading day before the Option is exercised), in cash, or a combination of any of the foregoing, as determined by the Stock Option and Compensation Committee.

(3) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

Aggregated Option Exercises During 2002 Fiscal Year and Fiscal Year End Option Values

   The following table provides information related to the exercise of options and the number and value of options held at fiscal year end by each of the Named Executive Officers. (The Company does not have any outstanding stock appreciation rights.)


                                                                            Number of Securities           Value of Unexercised
                                                                           Underlying Unexercised          In-the-Money Options
                                                Shares        Value         Options at FY-End(#)             at FY-End ($)(2)
                                              Acquired on    Realized    ---------------------------    ---------------------------
                   Name                      Exercise (#)     ($)(1)    Exercisable    Unexercisable    Exercisable   Unerercisable
 -----------------------------------------   ------------    --------   -----------    -------------    -----------   -------------
Daniel P. McCartney ......................          --            --      192,500          25,000       $  948,124        $9,750
Thomas A. Cook ...........................      18,000        92,765      310,000          25,000        1,668,830         9,750
Brian M. Waters ..........................          --            --       76,000          10,000          425,615         3,900
James L. DiStefano .......................          --            --       29,750          10,000          159,923         3,900
Joseph F. McCartney ......................          --            --       70,000          10,000          405,356         3,900

---------------

(1) Value realized is calculated by multiplying the shares acquired upon exercise by the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The options exercised by Mr. Cook had been held by him for 10 years.

(2) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 2002 was $13.04. Value is calculated by multiplying the number of shares underlying the option by the difference between the option exercise price and $13.04.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and 10% stockholders to file with the Securities Exchange Commission ("SEC") and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports they file.

   To the Company's knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2002 all Section 16 (a) filing requirements applicable to its Directors and executive officers were complied with except for the failure to file on Form 4 (a) the crediting of shares (although as yet unissued) to the accounts of Daniel McCartney, Thomas Cook, Joseph F. McCartney and James DiStefano of 6,403, 3,633, 1,297 and 1,579 shares on December 31, 2002, respectively, pursuant to the Company's 1999 Deferred Compensation Plan and (b) the sale of 2,000 shares in April 2002 by John Briggs, a Director of the Company. These failures were inadvertent and, as soon as the oversights were discovered, the transactions were promptly reported.

Sarbanes-Oxley Act Compliance

   Sarbanes-Oxley sets forth various new requirements for public companies and directs the SEC to adopt additional rules and regulations.

   Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. A number of the SEC rules and regulations are not yet effective as regards the Company. The Company intends to comply with all rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

                             AUDIT COMMITTEE REPORT


   The members of the Audit Committee from January 1, 2002 to December 31, 2002 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The Audit Committee met five times during the fiscal year. The Audit Committee is responsible for considering management's recommendation of independent certified public accountants for each fiscal year, recommending the appointment or discharge of independent accountants to the board of directors and confirming the independence of the accountants. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and discussing such controls with the independent accountants.

   The Audit Committee adopted a written charter during fiscal 2000, a copy of which was attached to the Company's 2001 proxy statement as Exhibit A.

   The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   In connection with the audit of Healthcare Services Group, Inc.'s financial statements for the year ended December 31, 2002, the Audit Committee met with representatives from Grant Thornton LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

   The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP's independence. On January 13, 2003, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2002.

   Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Grant Thornton LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                             February 12, 2003

                             John M. Briggs
                             Robert J. Moss
                             Barton D. Weisman

                            STOCK PERFORMANCE GRAPH

   The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended
December 31, 2002 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.
[graphic]






                                [GRAPH OMITTED]




                                                                      INDEXED RETURNS
                                                                        Years Ending

                                         Base
                                        Period
Company                                 Dec 97     Dec 98      Dec 99     Dec 00       Dec 01       Dec 02
-----------------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP                100       108.42       83.17      75.74       122.98       154.93
S&P 500 INDEX                            100       128.58      155.63     141.46       124.65        97.10
HEALTHCARE DISTRIBUTORS & SERVICES       100       153.88       63.59     117.76       117.11       100.45






Report of the Stock Option and Compensation Committee on Executive
Compensation
   Effective April 1, 2003, the compensation of the Chief Executive Officer of the Company is determined by the Stock Option and Compensation Committee. The Committee's determinations regarding such compensation are based on a number of factors including, in order of importance:

     o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

     o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

     o  Consideration of the individual's overall contribution to the Company.

   Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined by the Stock Option and Compensation Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Employee Plan no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Employee Plan qualify as "performance-based" for purposes of Section 162(m) of the Code.

   In addition, under the 2002 Stock Option Plan, no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year. Therefore, compensation received as a result of options granted under the 2002 Stock Option Plan, qualify as "performance-based" for purposes of Section 162(m) of the Code.

   The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

   Mr. Daniel P. McCartney and Mr. Thomas A. Cook each received annual base salaries of $227,000 for the year ending December 31, 2002 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation will be similarly determined with respect to the calendar year ending December 31, 2003.

                             April 14, 2003
                             Stock Option and Compensation Committee
                             John M. Briggs
                             Robert J. Moss

Interlocks and Insider Participation and Other Matters

   Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2002, these agreements resulted in gross revenues of approximately $3,540,000 to the Company (approximately 1% of the Company's total revenues). Additionally, at December 31, 2002, such nursing homes, in the aggregate, had outstanding accounts receivable of the Company of approximately $464,000. Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

   Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's revenues.

PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO THE 2002 STOCK OPTION PLAN

   A majority of the Company's shareholders approved the Company's 2002 Plan at the 2002 Annual Meeting, which provided that options may be granted with respect to 500,000 shares of Common Stock. As of the Record Date, options to purchase 155,295 shares of Common Stock had been granted under the 2002 Plan. In April 2003, the Board of Directors voted to increase the authorized number of shares available for issuance under the 2002 Plan from 500,000 to 1,050,000 shares of Common Stock, an increase of less than 5% of the Company's outstanding shares of Common Stock. The 2002 Plan has been amended and restated to include this increased amount of reserved shares, as well as certain other immaterial administrative amendments. The 2002 Plan enables the Company to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees, directors, consultants and advisors to the Company and encourages the sense of proprietorship and stimulates the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board of Directors believes that approval of the amendment to the 2002 Plan is in the Company's best interest because the availability of an adequate reserve of shares under the 2002 Plan is an important factor in attracting, motivating and retaining qualified officers, employees, directors and consultants essential to the Company's success and in aligning their long-term interests with those of the shareholders.

Summary of Amended 2002 Stock Option Plan

   Each option granted pursuant to the 2002 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option." A summary of the significant provisions of the 2002 Plan is set forth below. This discussion of the 2002 Plan is qualified in its entirety by reference to the 2002 Plan. If this proposal is approved by the Company's shareholders, the first sentence of
Section 4 of the 2002 Plan shall be amended to read in its entirety as follows: "Subject to adjustment as provided in Section 7 hereof, a total of 1,050,000 shares of the Company's Common Stock, $.01 par value per share (the "Stock), shall be subject to the Plan."

   In addition, the 2002 Plan has been amended by the Company's Board of Directors to provide that the terms, provisions, conditions and limitations of the 2002 Plan shall be construed and interpreted consistent with the provisions or rules and regulations of (i) the principal national securities exchange or automated quotation system on which the shares of the Company's Common Stock are listed or traded and (ii) Sarbanes-Oxley.

Administration of the Plan

   The 2002 Plan is administered by a Committee consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Exchange Act Rule 16b-3) and "Outside Directors" (as such term is defined in
Section 162(m) of the Code) (the "Committee"). The Committee determines to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

   The Board of Directors is authorized to amend, suspend or terminate the 2002 Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued under the 2002 Plan; (ii) materially increase the benefits accruing to the option holders under the 2002 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2002 Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof, or (v) extend the term of any option beyond that provided for in Section 5 of the 2002 Plan.

   Unless the 2002 Plan is terminated earlier by the Board of Directors, it will terminate on May 21, 2012.

Common Stock Subject to the 2002 Plan

   The 2002 Plan provides that options may be granted with respect to 1,050,000 shares of Common Stock, which includes the additional 550,000 shares of Common Stock referred to in the amendment to the 2002 Plan. The maximum number of shares of stock that can be subject to options granted under the 2002 Plan to any individual in any calendar year shall not exceed 50,000. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall have the discretion to make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2002 Plan and in the number and option price of shares subject to outstanding options granted under the 2002 Plan, to the end that (a) the aggregate intrinsic value of the award is not increased and (b) the ratio of the exercise price per share to market value is not reduced. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2002 Plan.

Participation

   Any employee, officer or director of, and any consultant or advisor to, the Company or any of its subsidiaries shall be eligible to receive stock options under the 2002 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

Option Price

   The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 2002 Plan) of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Term of Options

   The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 2002 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement.

Restrictions on Transfer and Exercise

   Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Registration of Shares

   The Company has filed a registration statements under the Securities Act with respect to 500,000 shares of Common Stock issued or to be issued upon exercise of options granted or to be granted under the 2002 Plan. The Company intends to file a registration statement under the Securities Act with respect to the additional Common Stock issuable pursuant to the 2002 Plan subsequent to the approval of the amendment to the 2002 Plan by the Company's shareholders.

Regulatory Compliance

   In all cases, the terms, provisions, conditions and limitations of the 2002 Plan shall be construed and interpreted consistent with the provisions or rules and regulations of (i) Rule 16b-3 of the Securities Exchange Act of 1934, as amended (ii) the principal national securities exchange or automated quotation system on which the shares of the Company's Common Stock are listed or traded and (iii) Sarbanes-Oxley.

Tax Treatment of Incentive Stock Options

   In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

   If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Nonqualified Stock Options

   No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

   Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

   The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

   The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Option Grants

   As of the Record Date, options to purchase 155,295 shares of Common Stock had been granted pursuant to the 2002 Plan. During the fiscal year ended December 31, 2002 and through the Record Date, options to purchase shares of Common Stock have been granted pursuant to the 2002 Plan to (i) the chief executive officer, (ii) all current executive officers as a group, (iii) all non-employee Directors as a group, and (iv) all employees, including all current officers who are not executive officers, as a group, as follows:


Name
  ----                                        Exercise Price   Number of Options
                                              --------------   -----------------
Daniel P. McCartney, Chief Executive
  Officer.................................        $12.65             25,000
Executive Officer Group(1) ...............         12.65             77,905
Non-Employee Directors ...................         12.65             24,950
Non-Executive Officer Employee Group .....         12.21             47,450

---------------
(1)  Includes Daniel P. McCartney, Thomas A. Cook, Joseph F. McCartney, Brian
     M. Waters, James L. DiStefano, Thomas B. Carpenter and Richard W. Hudson.

Required Vote

   The affirmative vote of the holders of a majority of the Common Stock present (in person or by proxy) and voting is required for approval of the amendment to the 2002 Plan. An abstention, a specific withholding of authority to vote or a "broker non-vote" by a registered holder will not be counted in determining whether the proposal has received the requisite stockholder vote.

Recommendation of the Board of Directors

   The Board recommends a vote "FOR" approval of the amendment to the 2002
Plan.

                                 PROPOSAL NO. 3
                         INDEPENDENT PUBLIC ACCOUNTANTS


   The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the fiscal year ending December 31, 2003. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 2003. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention or withholding of authority to vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

   Fees billed to Company by Grant Thornton LLP during Fiscal 2002-

   Audit Fees:

   Audit fees billed to the Company by Grant Thornton LLP during the Company's 2002 fiscal year for audit of the Company's annual financial statements and reviews of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $301,000.

   Financial Information Systems Design and Implementation Fees: $0

   The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

   All Other Fees:

   Fees billed to the Company by Grant Thornton LLP during the Company's 2002 fiscal year for all other services rendered to the Company, including tax related services totaled approximately $49,000.

   The Audit Committee of the Board of Directors considered whether Grant Thornton LLP's provision of the services covered above under "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence.

                                 OTHER MATTERS

   So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

   To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 22, 2003.

   In accordance with and to the extent covered by Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if the Company is not notified of a shareholder proposal by March 7, 2004, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof.

                                 ANNUAL REPORT


   The 2002 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.

                                         By Order of the Board of Directors,

                                                 DANIEL P. MCCARTNEY
                                                     Chairman and
                                               Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 21, 2003

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.


                                                 ANNUAL MEETING OF SHAREHOLDERS OF

                                                  HEALTHCARE SERVICES GROUP, INC.

                                                           May 27, 2003




                                                    Please date, sign and mail
                                                      your proxy card in the
                                                     envelope provided as soon
                                                           as possible.



                                         Please detach and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
|                                                                                                                                  |
|  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/    |
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 FOR AGAINST ABSTAIN
  1. TO ELECT SEVEN DIRECTORS;                                      2. TO APPROVE AN AMENDMENT TO THE COMPANY'S  / /    / /    / /
                                                                       2002 STOCK OPTION PLAN INCREASING THE
                                    NOMINEES:                          TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK
  / / FOR ALL NOMINEES              o Daniel P. McCartney              AVAILABLE FOR ISSUANCE THEREUNDER FROM 500,000 SHARES
                                    o Barton D. Weisman                TO 1,050,000 SHARES.
  / / WITHHOLD AUTHORITY            o Joseph F. McCartney
      FOR ALL NOMINEES              o Robert L. Frome               3. TO APPROVE AND RATIFY THE SELECTION OF    / /    / /    / /
                                    o Thomas A. Cook                   GRANT THORNTON LLP AS THE INDEPENDENT
  / / FOR ALL EXCEPT                o Robert J. Moss                   PUBLIC ACCOUNTANTS OF THE COMPANY FOR
      (See instructions below)      o John M. Briggs                   ITS CURRENT FISCAL YEAR ENDING DECEMBER 31, 2003.

                                                                    4. In their discretion, upon such other matters as may properly come before the Meeting.


 INSTRUCTION:  To withhold authority to vote for any individual
 ------------  nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold,
               as shown here: o
----------------------------------------------------------------------








----------------------------------------------------------------------
To change the address on your account, please check the box at
right and indicate your new address in the address space above.   /  /
Please note that changes to the registered name(s) on the account may not be submitted via this method.
----------------------------------------------------------------------

Signature of Shareholder________________________  Date:____________ Signature of Shareholder_____________________  Date:____________

  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


                         HEALTHCARE SERVICES GROUP, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County,
   2400 Old Lincoln Highway, Trevose, PA 19047 on May 27, 2003 at 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE 2002 STOCK OPTION PLAN, AND FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                (Continued and to be signed on the reverse side)